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 EXHIBIT 99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly  Report of Center  Bancorp,  Inc. (the
"Company") on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission (the "Report"), I, Anthony C. Weagley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: May 14, 2003



                                                    /s/ Anthony C. Weagley
                                                    -------------------------
                                                    Anthony C. Weagley
                                                    Chief Financial Officer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to Center Bancorp Inc. and will be retained by Center Bancorp, Inc. and furnished to the securities and Exchange Commission or its staff upon request.


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